EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U. S. C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Community Bancorp. (the "Company") on Form 10-Q/A for the period ended June 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

A signed original of this written statement required by Section 906 has been provided to Community Bancorp. and will be retained by Community Bancorp. and furnished to the Securities and Exchange Commission or its staff upon request.

Community Bancorp.

August 14, 2020	By:	/s/ Louise M. Bonvechio
Name: Louise M. Bonvechio
Title: Corporate Secretary and Treasurer
(Principal Financial Officer)